                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                                   May 30, 1996
                       ---------------------------------
                                 Date of Report
                       (Date of Earliest Event Reported)


                                  TOPRO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



             Colorado                                        84-1042227
- ---------------------------------                   ----------------------------
(State or other jurisdiction of                     I.R.S. Employer I. D. Number
  incorporation or organization)


2525 West Evans Avenue, Denver, Colorado                       80219
- -----------------------------------------                   ----------
(Address of principal executive offices)                    (zip code)



Registrant's telephone number, including area code:    (303) 935-1221
                                                       --------------



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 30, 1996, Topro, Inc. ("Registrant"), through a merger undertaken by a newly formed subsidiary, acquired all the outstanding capital stock of Visioneering Holding Corporation ("VI") an independent control systems integrator located in Cypress, California. VI's core business parallels that of the Registrant's, with emphasis on some different/additional markets and a generally more technically sophisticated product offering in the food and pharmaceutical industries. VI is focused on the following vertical markets: food processing, pharmaceutical, and discrete manufacturing. The Registrant acquired all of the outstanding capital stock of VI in exchange for a maximum of 1,600,000 restricted shares of the Registrant's Common Stock, all of which have been escrowed, to be released to the shareholders of VI upon completion of an audit of the December 31, 1995 financial statements and a subsequent review of the April 30, 1996 financial statements and acceptance of proposed adjustments, if any. In addition, to the acquisition the Registrant guaranteed the bank debt of Vision Engineering Inc. to Garfield

Bank of Montebello, CA in the amount of $1,165,161.

         VI corporate headquarters operates from a modern 31,000 square foot facility in Cypress, CA and has satellite engineering and sales offices in:
Sacramento, CA (6,700 sq ft), Phoenix, AZ(5,900 sq ft), Atlanta, GA (4,300 sq ft), and Chicago, IL(3,900 sq ft), from which it serves certain accounts. VI also has sales offices in Boston and San Juan, Puerto Rico. VI staff currently numbers 95, with over 85 engineers and sales personnel and 10 corporate personnel. The Registrant intends to continue the business of VI, having effected the transaction in order to establish a market presence for its Control Systems Integration operations in the regions served by VI. The Atlanta office of VI will be merged into the Registrant's Atlanta offices of MDCS, Inc. The Phoenix office of VI will transfer reporting functions to the Registrant's Denver offices.

         In connection with the Merger, the past President of VI, Mr. Michael Taylor entered into an employment agreement with the Registrant for an initial term of 6 months. In addition to the employment agreement, a 24 month consulting agreement was entered into commencing six months after the date of the employment agreement. Mr. Taylor will also become a director of the Registrant. Kathleen Taylor, the past secretary and Vice President of Technical Support, entered into an employment agreement for an initial term of five months. In addition to the employment agreement, a 24 month consulting agreement was entered into commencing five months after the date of the employment agreement.

         Prior to this transaction, there was no material relationship between VI and the Registrant or any of its affiliates, any director or officer of the registrant, or any associate of such director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Audited financial statements of VI for the 12 months ending December 31, 1995 and 1994.

         (b) This form is filed to fulfill the financial statement requirements concerning the acquisition of VI, a wholly owned subsidiary, accounted for as a purchase method. VI's previous fiscal year end was December
31. The pro forma balance sheet and income statements set forth the unaudited interim results for the nine months ending March 31, 1996. The pro forma financial statements have been restated to reflect the 9 months of operation of VI for the periods ending March 31, 1996. The unaudited pro forma income statement is for the period ending June 30, 1995 and has been restated to reflect the 12 months of operations of VI. The combined pro forma income statement was consolidated to show the cumulative effect of the acquisitions of MDCS, Inc., ACT, Inc. and Visioneering Holding Corporation. The March 31, 1995 statement of operations of ACT, Inc. reflects 12 months of operations recast for the acquisition expenses reported in previous 8K filings. The March 31, 1996 pro forma balance sheet reflects the consolidated position of the Registrant, MDCS, Inc., ACT, Inc., and Visioneering Holding

Corporation.

         (C)     Exhibits.  The following exhibit was previously filed:

                 2.1      Agreement and Plan of Merger dated May 17, 1996.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           Topro, Inc.

Date: August 13, 1996                      By:  /s/ John Jenkins
      ---------------                         ---------------------------------
                                              John P. Jenkins
                                              President and CEO

                                  TOPRO, INC.

                  NOTES TO THE PRO FORMA FINANCIAL INFORMATION

         On May 30, 1996, Topro, Inc. ("Registrant"), through a merger undertaken by a newly formed subsidiary, acquired all the outstanding capital stock of Visioneering Holding Corporation ("VI") an independent control systems integrator located in Cypress, California. The Registrant acquired all of the outstanding capital stock of VI, in exchange for a maximum of 1,600,000 restricted shares of the Registrant's Common Stock of which 1,600,000 shares have been escrowed, to be released to the shareholders of VI upon review of the April 30, 1996 balance sheet of VI and acceptance of proposed adjustments if any. With the completion of the attached audited financial statements it is anticipated less than the total maximum shares will be issued. The projections utilize a gross issuance of 1,200,000 shares of the Registrant's common stock for the acquisition of VI common stock.

         The March 31, 1996 pro forma income statement of VI, has been restated and adjusted to account for the write up of certain assets acquired in the transaction relating to fixed assets increase of $150,000 and capitalization of Software Development costs of $500,000. Interest expense of $67,500 was adjusted to reflect the issuance of the subsequent $1,000,000 9% Convertible Debenture in June 1996. Goodwill amortization of $129,899 for the period was recorded. Additionally deferred note costs of $6,964 were amortized to reflect the costs associated with the convertible debenture issued. Additional depreciation expense and amortization of software costs were included in the March 31, 1996 statement of operations for the period. The June 30, 1995 pro forma income statement was adjusted to reflect the respective adjustments described above for the period then ended.

         The accompanying condensed combined pro forma balance sheet presents the financial position of the Registrant as if the merger between the Registrant and VI had occurred on March 31, 1996. The balance sheet was prepared utilizing the April 30, 1996 balance sheet of VI. The pro forma statement of operations combined the statements of operations of the Registrant for the years ended June 30, 1995 and interim period ending March 31, 1996. The VI financial statements were recast to reflect nine months of operations for the period ending March 31, 1996. The combined consolidated income statement for the period ending June 30, 1995 reflects the recast operating results of VI for the twelve months ending June, 30, 1995. The March 31, 1996 Topro, Inc. consolidated income statements reflects the 3 months of operation of Advanced Control Technology, Inc. Additionally, 6 months of operations for Advanced Control Technology, Inc. ending 12/31/96 was included to reflect 9 of operations ended March 31, 1996 for the acquisition of ACT included in previous 8-K filings. The combined consolidated income statements for June 30, 1995 and March 31, 1996 reflect the combined acquisitions of MDCS, Inc (pooling of interest), Advanced Control Technology, Inc. (purchase method), and Visioneering Holding Corporation (purchase method) for the respective periods.

         These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma condensed combined financial statements should be read in conjunction with the audited historical financial statements of VI and notes thereto of the Registrant's financial statements included in it annual report on Form 10-K and VI included elsewhere in this 8-K.

                          TOPRO INC., AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)


                                                        TOPRO, INC.      VISIONEERING                     TOPRO, INC.
                                                       CONSOLIDATED      CORPORATION      PRO FORMA    CONSOLIDATED PRO
                                                         03/31/96          04/30/96         ADJUST          FORMA
                                                        -------------------------------------------------------------
                      ASSETS
                      ------
 CURRENT ASSETS:

 Cash                                                   $    359,408     $    (7,245)  $   435,000       $    787,163
 Cash - Certificate of Deposit                               350,000                                          350,000
 Receivables:
      Trade, net of allowance for doubtful accounts        3,245,875       1,772,187                        5,018,062
      Other                                                  178,088               0                          178,088
      Fire damage claim                                       34,144                                           34,144
      Cost and estimated earnings in excess of
          billings on uncompleted contracts                1,853,357         411,292                        2,264,649
      Inventories                                            151,346               0                          151,346
      Prepaid expense                                        256,423         289,747                          546,170
      Assets of discontinued operations                      740,380                                          740,380
      Prepaid income taxes                                         0         110,529                          110,529
                                                        -------------------------------------------------------------
         Total current assets                              7,169,021       2,576,510       435,000         10,180,531

 INVESTMENT                                                        0               0                                0


 PROPERTY AND EQUIPMENT, AT COST:
      Building and land                                      850,000               0                          850,000
      Equipment, fixture & equipment                       1,631,855       1,772,456      (939,146)         2,465,165
      Vehicles                                               272,782          43,530                          316,312
      Leasehold improvements                                 408,344         435,389                          843,733
      Software development costs                                   0               0       500,000            500,000
                                                        -------------------------------------------------------------
                                                           3,162,981       2,251,375      (439,146)         4,975,210
      Less accumulated depreciation                       (1,172,871)     (1,089,146)    1,089,146         (1,172,871)
                                                        -------------------------------------------------------------
      Net property and equipment                           1,990,110       1,162,229       650,000          3,802,339


 OTHER ASSETS
      Goodwill - ACT & Visioneering                        2,431,082               0     2,597,980          5,029,062
      Other assets                                           336,732          74,831        65,000            476,563
                                                        -------------------------------------------------------------

 TOTAL ASSETS                                           $ 11,926,945     $ 3,813,570   $ 3,747,980       $ 19,488,494
                                                        =============================================================

                          TOPRO INC., AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)

                                                       TOPRO, INC.     VISIONEERINGC                    TOPRO, INC.
                                                      CONSOLIDATED      ORPORATION      PRO FORMA    CONSOLIDATED PRO
                                                        03/31/96         04/30/96        ADJUST           FORMA
                                                       --------------------------------------------------------------
             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------


 CURRENT LIABILITIES:
       Line-of-credit                                  $    867,795     $   473,291                       $ 1,341,086
       Current portion of long-term debt:
            Related parties                                  80,000               0                            80,000
            Financial institutions and other                406,140         236,285                           642,425

            Bridge loans                                     62,500               0                            62,500
       Accounts payable                                   3,311,835       1,648,440      (500,000)          4,460,275
       Billings in excess of costs and estimated
         earnings on uncompleted contracts                  555,563         579,021                         1,134,584
       Accrued expenses                                     831,302         920,019                         1,751,321
       Deferred gain - bldg                                  24,342               0                            24,342

                                                       --------------------------------------------------------------
         Total current liabilities                        6,139,477       3,857,056      (500,000)          9,496,532

 LONG-TERM DEBT, NET OF CURRENT PORTION:
       Renaissance                                        2,500,000               0     1,000,000           3,500,000
       Financial institutions and other                     642,025         804,494                         1,446,519
                                                       --------------------------------------------------------------
            Total long-term debt                          3,142,025         804,494     1,000,000           4,946,519

 DEFERRED GAIN
       Sale of bldg                                          50,714                                            50,714
       Sale of DMC investment                               297,983                                           297,983

 STOCKHOLDERS' EQUITY:
       Preferred stock, par value $1.00 per share;
        authorized 10,000,000 shares, no shares                   -                             -                   -
        issued
       Common stock, par value $.0001 per share;
        authorized 200,000,000 shares;8,013,654
        shares issued and outstanding 6/30/96                   604          13,683       (13,563)                724
       Additional paid-in capital                         6,886,786         164,398     2,235,482           9,286,666
       Accumulated deficit                               (4,590,644)     (1,026,060)    1,026,060          (4,590,644)
                                                       --------------------------------------------------------------
           Total stockholders' equity                     2,296,746        (847,979)    3,247,979           4,696,746
                                                       --------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                       $ 11,926,945     $ 3,813,571   $ 3,747,979         $19,488,494
                                                       ==============================================================

                          TOPRO INC., AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)

                                                                        YEAR ENDED JUNE 30, 1995
                                                 -------------------------------------------------------------------------
                                                TOPRO, INC.                   VISIONEERING                   TOPRO, INC.
                                               CONSOLIDATED      ACT, INC.    CORPORATION     PRO FORMA     CONSOLIDATED
                                                 06/30/95        03/31/95       06/30/95        ADJUST        PRO FORMA
                                                 -------------------------------------------------------------------------
 REVENUES:
       Control systems integration               $10,911,258   $10,473,483      $11,064,511                   $ 32,449,252
       Distributorship                             2,103,455                                                     2,103,455
                                                 -------------------------------------------------------------------------
                                                  13,014,713    10,473,483       11,064,511                     34,552,707
 COST OF SALES:
       Control systems integration                 7,778,519     7,806,241        6,952,019                     22,536,779
       Distributorship                             1,858,155                                                     1,858,155
                                                 -------------------------------------------------------------------------
                                                   9,636,674     7,806,241        6,952,019                     24,394,934
                                                 -------------------------------------------------------------------------
 GROSS PROFIT                                      3,378,039     2,667,242        4,112,492                     10,157,773

 COMMISSION INCOME                                   461,872             0                                         461,872
                                                 -------------------------------------------------------------------------
 NET REVENUE                                       3,839,911     2,667,242        4,112,492                     10,619,645


 EXPENSES:
       Sales expense                               1,012,638     1,034,909                                       2,047,547
       General and administrative expense          2,598,961     1,230,509        4,262,646      150,000         8,242,116
                                                 -------------------------------------------------------------------------
                                                   3,611,599     2,265,418        4,262,646      150,000        10,289,663
                                                 -------------------------------------------------------------------------
 OTHER INCOME (EXPENSES)
       Gain (loss) on sales of assets                157,839             0          (76,079)                        81,760
       Other (expenses) income                         2,384         3,467            7,009                         12,860
       Interest expense                             (182,586)     (353,707)         (71,372)     (99,286)         (706,951)
       Claims expense                                      0             0                0            0                 0
       Goodwill amortization                               0      (148,330)               0     (173,199)         (321,529)
                                                 -------------------------------------------------------------------------
                                                     (22,363)     (498,570)        (140,442)    (272,484)         (933,859)


 INCOME (LOSS) FROM CONTINUING
    OPERATIONS BEFORE INCOME TAXES                   205,949       (96,746)        (290,596)    (422,484)         (603,877)

 INCOME TAX BENEFIT (PROVISION):
       Current                                             0       (28,167)          97,435            0            69,268
                                                 -------------------------------------------------------------------------
           Total income tax benefit (provision)            0       (28,167)          97,435            0            69,268

 INCOME (LOSS) FROM CONTINUING
    OPERATIONS BEFORE EXTRAORDINARY
    ITEM                                         $   205,949   $  (124,913)     $  (193,161  $  (422,484)      $  (534,609)
                                                 =========================================================================
 NET INCOME (LOSS) PER SHARE:
        Continuing operations                          $0.04                                                        ($0.07)
                                                 -----------                                                   -----------
 SHARES OUTSTANDING 6/30/96                        4,691,354     1,722,000        1,600,000                      8,013,654
                                                 =========================================================================

  NOT REPORTED AS A WEIGHTED AVERAGE PER GAAP

                          TOPRO INC., AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)


                                                                        NINE MONTHS ENDED MARCH 31, 1996
                                                  ----------------------------------------------------------------------------------
                                                  TOPRO, INC.      ACT, INC.     VISIONEERING                   TOPRO, INC.
                                                  CONSOLIDATED     6 MONTHS      CORPORATION     PRO FORMA      CONSOLIDATED
                                                    3/31/96        12/31/95        03/31/96        ADJUST        PRO FORMA
                                                  ----------------------------------------------------------------------------------
REVENUES:

     Control systems integration                    $ 11,235,777    $ 2,605,129     $ 7,167,891                   $ 21,008,797
                                                  ----------------------------------------------------------------------------------
                                                      11,235,777      2,605,129       7,167,891                     21,008,797
COST OF SALES:
     Control systems integration                       8,552,439      2,228,112       3,770,272                     14,550,823
                                                  ----------------------------------------------------------------------------------
                                                       8,552,439      2,228,112       3,770,272                     14,550,823
                                                  ----------------------------------------------------------------------------------

GROSS PROFIT                                           2,683,338        377,017       3,397,619                      6,457,974

EXPENSES:

     Sales expense                                       680,477        498,541               0                      1,179,018
     General and administrative expense                2,135,293        582,220       4,592,927       112,500        7,422,940
                                                  ----------------------------------------------------------------------------------
                                                       2,815,770      1,080,761       4,592,927       112,500        8,601,958


INCOME (LOSS) FROM SYSTEMS INTEGRATION                  (132,432)      (703,744)     (1,195,308)                    (1,327,740)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS -
 TECH SALES                                             (483,449)             0               0                       (483,449)

OTHER INCOME (EXPENSE)
     Gain on sale of assets                               85,345         10,436               0                         95,781
     Other (expense) income                               52,547             73          (6,583)                        46,037
     Interest expense                                   (147,646)      (172,057)       (104,573)      (74,464)        (498,740)
     Claims expense                                            0              0               0                              0
     Goodwill amortization                                     0        (74,165)              0      (129,899)        (204,064)
                                                  ----------------------------------------------------------------------------------
                                                          (9,754)      (235,713)       (111,156)     (204,363)        (560,986)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                           (625,635)      (939,457)     (1,306,464)     (316,863)      (3,188,419)

INCOME TAX BENEFIT (PROVISION):

     Current                                                   0         (7,831)         69,315                         61,484
                                                  ----------------------------------------------------------------------------------
          Total income tax benefit (provision)                 0         (7,831)         69,315                         61,484

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
 EXTRAORDINARY ITEM                                     (625,635)      (947,288)     (1,237,149)     (316,863)      (3,126,935)
                                                  ==================================================================================

NET INCOME (LOSS) PER SHARE:
      Continuing operations                               ($0.10)                                                       ($0.39)
SHARES OUTSTANDING 6/30/96                             6,413,354                      1,600,000                      8,013,354
                                                  ==================================================================================

     NOT REPORTED AS A WEIGHTED AVERAGE PER GAAP

                          TOPRO INC., AND SUBSIDIARIES
                                  ASSUMPTIONS
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)


 NOTES PAYABLE
 9% Convertible Debentures - Renaissance                                              1,000,000
                                                                                  --------------
                                                                                      1,000,000
                                                                                  ==============

 DEFERRED NOTE COSTS
 9% Convertible Debentures - closing costs                                               65,000

 ASSET WRITE-UP - YEARLY EXPENSE
 Depr expense 6 years                                                                    25,000
 Amortization of Software over 4 years                                                  125,000
                                                                                  --------------
                                                                                        150,000

 INCOME STATEMENT ADJUSTMENTS - 3/31/96
 Goodwill amortization                                                                  209,899
 Interest expense
       9% Convertible Debentures - Renaissance                                           67,500
       Deferred note costs                                                                6,964

 INCOME STATEMENT ADJUSTMENTS - 06/30/95
       Goodwill amortization - yearly                 15 Years                          279,865
 Interest Expense
       9% ConvertiblesDebentures - Renaissance Capital                                   90,000
       Deferred note costs                                                                9,286

 STOCK EXCHANGED & GOODWILL
       Assets                                                                         3,813,570
       Liability                                                                     (4,661,549)
                                                                                  --------------
           Net assets purchased                                                        (847,980)
       Total Shares                                  1,200,000            2.00        2,400,000
       Net asset write up                                                              (650,000)
                                                                                  --------------
             Total goodwill 03/31/96                                                  2,597,980
                                                                                  ==============

 ASSET WRITE-UP
 Building and land                                                                            0
 Equipment, fixture & vehicles                                                          150,000
 Leasehold improvements                                                                       0
 Software development costs                                                             500,000
                                                                                  --------------
                                                                                        650,000
                                                                                  ==============
 EQUITY
 Common stock, par value $.0001 per share;
       Visioneering Corporation common stock                                            (13,683)
       Visioneering Corporation shares issued        1,200,000          0.0001              120
                                                                                  --------------
                                                                                        (13,523)
                                                                                  ==============

 Additional paid-in capital
       Visioneering Corporation additional paid
         in capital                                                                    (164,398)
       Visioneering Corporation shares issued        1,200,000                        2,399,880
                                                                                  --------------
                                                                                      2,235,482
                                                                                  ==============
 Accumulated deficit
       Visioneering Corporation accum deficit                                         1,026,060
                                                                                  ==============

 USE OF PROCEEDS
 Working capital                                                                       (435,000)
 Fees Bathgate/McColley - Renaissance                                     3.5%          (35,000)
 Fees Renaissance                                                         3.0%          (30,000)
                                                                                  --------------
                                                                                       (500,000)
                                                                                  ==============

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                            PAGE
                                                                                                            ----
INDEPENDENT AUDITOR'S REPORT - HEIN + ASSOCIATES LLP  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

INDEPENDENT AUDITOR'S REPORT - MCGLADREY & PULLEN, LLP  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

COMBINED BALANCE SHEET - December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

COMBINED STATEMENTS OF OPERATIONS - For the Years Ended December 31, 1995 and 1994  . . . . . . . . . . . .  F-5

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - For the Years Ended
          December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

COMBINED STATEMENTS OF CASH FLOWS - For the Years Ended December 31, 1995 and 1994  . . . . . . . . . . . .  F-7

NOTES TO COMBINED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9

                          INDEPENDENT AUDITOR'S REPORT


The Stockholders and Boards of Directors
Vision Engineering Corp. and Vision Fabrication, Inc.
Cypress, California


We have audited the accompanying combined balance sheet of Vision Engineering Corp. and Vision Fabrication, Inc. (collectively the "Company") as of December 31, 1995, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Vision Engineering Corp. and Vision Fabrication, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's loss from operations, and their working capital and net capital deficiencies raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The combined financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.



HEIN + ASSOCIATES LLP
Certified Public Accountants


Orange, California
July 30, 1996

                          INDEPENDENT AUDITOR'S REPORT




The Stockholders and Board of Directors
Vision Engineering Corp.
Cypress, California



We have audited the accompanying statements of operations, stockholders' equity (deficit), and cash flows of Vision Engineering Corp. for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the results of operations and cash flows of Vision Engineering Corp. for the year ended December 31, 1994, in conformity with generally accepted accounting principles.





MCGLADREY & PULLEN, LLP
Certified Public Accountants


Anaheim, California
September 22, 1995

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                             COMBINED BALANCE SHEET

                                                                                            DECEMBER 31,
                                                                                         ------------------
                                                                                                1995
                                                                                         ------------------

                                                   ASSETS
                                                   ------
 CURRENT ASSETS:

      Cash                                                                               $            937
      Accounts receivable, net of allowance for doubtful accounts
             of $80,000                                                                         1,277,377
      Advance to employee/shareholder                                                              40,092
      Income tax receivable                                                                       152,529
      Costs and estimated earnings in excess of billings
             on uncompleted contracts                                                             289,729
      Prepaid expenses                                                                             36,647
                                                                                         ----------------

                 Total current assets                                                           1,797,311
 PROPERTY AND EQUIPMENT, net                                                                    1,259,254
 OTHER ASSETS                                                                                      60,995
                                                                                         ----------------

 TOTAL ASSETS                                                                            $      3,117,560
                                                                                         ================


                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                               ----------------------------------------------

 CURRENT LIABILITIES:
      Line-of-credit                                                                     $        550,000
      Current portion of long-term debt:
             Related parties                                                                       70,000

             Financial institutions and other                                                     464,985
      Current portion of capital lease obligation                                                  44,733
      Accounts payable                                                                          1,108,789
      Billings in excess of costs and estimated earnings on
             uncompleted contracts                                                                743,011
      Accrued liabilities                                                                         797,142
                                                                                         ----------------
                 Total current liabilities                                                      3,778,660
                                                                                         ----------------


 LONG-TERM DEBT, net of current portion:
      Related parties                                                                                -
      Financial institutions and other                                                            111,417
                                                                                         ----------------
                 Total long-term debt                                                             111,417
                                                                                         ----------------

 CAPITAL LEASE OBLIGATION, less current portion                                                   141,385
                                                                                         ----------------

                 Total liabilities                                                              4,031,462
                                                                                         ----------------

 COMMITMENTS AND CONTINGENCIES (Note 11)

 STOCKHOLDERS' EQUITY (DEFICIT):
      Common stock                                                                                 13,683

      Additional paid-in capital                                                                  164,398
      Retained earnings                                                                        (1,091,983)
                                                                                         ----------------
                 Total stockholders' equity (deficit)                                            (913,902)
                                                                                         ----------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                    $      3,117,560
                                                                                         ================



             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                   FOR THE YEARS ENDED
                                                                                      DECEMBER 31,
                                                                          -------------------------------------
                                                                                 1995                1994
                                                                          ------------------  ------------------
                                                                                                   (Note 1)


 REVENUES                                                                 $      9,515,377    $    10,768,845

 COST OF SALES                                                                   5,776,424          6,243,328
                                                                          ----------------    ---------------

 GROSS PROFIT                                                                    3,738,953          4,525,517


 GENERAL AND ADMINISTRATIVE EXPENSE                                              5,243,976          3,895,447
                                                                          ----------------    ---------------

 OPERATING INCOME (LOSS)                                                        (1,505,023)           630,070
                                                                          ----------------    ---------------

 OTHER INCOME (EXPENSE):
       Gain (loss) on sale of assets                                               (12,159)           (76,079)

       Interest expense                                                           (135,782)           (71,372)
       Other                                                                       (12,599)             2,052
                                                                          ----------------    ---------------
                 Total other expenses                                             (160,540)          (145,399)
                                                                          ----------------    ---------------

 INCOME (LOSS) BEFORE INCOME TAXES                                              (1,665,563)           484,671


 INCOME TAX (BENEFIT) PROVISION:
         Current                                                                  (105,000)           124,116
         Deferred                                                                  (60,000)            63,000
                                                                          ----------------    ---------------

 NET INCOME (LOSS)                                                        $     (1,500,563)   $       297,555
                                                                          ================    ===============





             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

              COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                               COMMON      COMMON       ADDITIONAL      RETAINED          TOTAL
                                                                STOCK      STOCK TO       PAID-IN       EARNINGS       STOCKHOLDERS
                                                               AMOUNT      BE ISSUED      CAPITAL     (DEFIC(DEFICIT)      EQUITY
                                                             ----------    ----------    ----------   ---------------      ------

 BALANCES, January 1, 1994,                                  $ 10,896      $134,000      $     -         $111,025      $ 255,921


      Net Income                                                   -             -             -          297,555       297,555
                                                             ---------     --------      -------        ---------      --------

 BALANCES, December 31, 1994                                  10,896        134,000            -          408,580       553,476

      Shares issued for incorporation of Vision Fabrication    1,000              -        1,000                -         2,000
      Shares issued to employees for compensation              2,031              -       82,530                -        84,561
      Shares repurchased upon settlement of stockholder
      lawsuit                                                   (244)      (134,000)            -                -      (134,244)
      Contribution of capital                                      -              -       80,868                 -       80,868
      Net loss                                                     -              -             -      (1,500,563)     (1,500,563)
                                                             --------     ----------      -------     -----------      ------------

 BALANCES, December 31, 1995                                  $ 13,683     $        -      $164,398    $(1,091,983)      $  13,902)
                                                              ========     ==========      ========     ==========     ============





             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                        COMBINED STATEMENT OF CASH FLOWS


                                                                                    FOR THE YEARS ENDED
                                                                                        DECEMBER 31,
                                                                          ----------------------------------------
                                                                                 1995                  1994
                                                                          ------------------     -----------------
                                                                                                     (Note 1)
 CASH FLOWS FROM OPERATING ACTIVITIES:

        Net income (loss) from operations                                 $    (1,500,563)       $        297,555
        Adjustments to reconcile net income (loss
          provided by (used in) operating activities:
            Depreciation                                                          305,701                 225,448
            Allowance for doubtful accounts                                       (85,000)                122,452
            Loss on disposal of leasehold improvements                             12,159                  73,573
            Deferred income taxes                                                 (60,000)                 63,000
            Common stock issued to employees for services                          84,561                    -
            Changes in assets and liabilities:
              (Increase) decrease in:
               Accounts receivable                                                716,535                (867,942)
               Advance to employee/shareholder                                    (16,852)                   -
               Income tax receivable                                             (152,529)                   -
               Costs and estimated earnings in
                 excess of billings                                               667,473                (453,860)
               Prepaid expenses                                                   (33,463)                 46,360
               Other assets                                                       (22,732)                   -
            Increase (decreas) in:
               Accounts payable                                                  (118,435)                659,605
               Billings in excess of costs and
                 estimated earnings                                              (233,019)               (109,032)
               Accrued liabilities                                                253,750                 455,392
                                                                          ---------------        ----------------
        Net cash provided by (used in) operating activities                      (182,414)                512,551
                                                                          ---------------        ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (164,897)               (972,529)
                                                                          ---------------        ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings:
  Related parties                                                                  50,000                    -
  Financial institutions and other                                                527,556               1,668,260
  Principal payments on borrowings                                               (134,304)             (1,221,820)
  Principal payments on capital leases                                            (45,076)                  -
  Proceeds from issuance of Vision Fabrication stock                                2,000                   -
  Contribution of capital                                                          80,868                   -
  Payment for redemption of common stock                                         (134,244)                  -
                                                                          ---------------        ----------------
        Net cash provided by financing activities                                 346,800                 446,440
                                                                          ---------------        ----------------
INCREASE (DECREASE) IN CASH                                                          (511)                (13,538)

CASH, at beginning of year                                                          1,448                  14,986
                                                                          ---------------        ----------------

CASH, at end of year                                                      $           937        $          1,448
                                                                          ===============        ================



                                  (continued)

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                  (CONTINUED)



                                                                                    FOR THE YEARS ENDED
                                                                                        DECEMBER 31,
                                                                          ----------------------------------------
                                                                                 1995                  1994
                                                                          ------------------     -----------------
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash payments for:

                           Interest                                       $       133,463        $       71,732
                                                                          ===============        ==============
                       Income taxes                                       $       136,114        $       59,016
                                                                          ===============        ==============

 SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
Common stock issued to employees for services                             $        84,561        $          -

Capital lease obligations assumed in connection    with the
 acquisition of equipment                                                 $       231,194        $          -

Note payable assumed by former director                                   $        20,164        $          -
Common stock retired in settlement of shareholder lawsuit
                                                                          $           244        $          -





             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.        ORGANIZATION AND BUSINESS:

          Organizational Structure and Basis of Presentation - Vision Engineering Corp. ("Visioneering"), the founding company, was incorporated in September 1985 to provide process control and factory automation services to the food and pharmaceutical industry. The financial statements for 1994 include only the accounts and operations of Visioneering. In April 1995, the Fabrication Division of Vision Engineering Corp. was incorporated as a new company, (Vision Fabrication, Inc.). Certain fabricating assets from Vision Engineering Corp. were transferred to Vision Fabrication, Inc. Both Companies have common ownership and management, and therefore combined financial statements for 1995 have been presented. Collectively, Visioneering and Vision Fabrication, Inc. are hereafter referred to as "the Company". All significant related company transactions and accounts have been eliminated.

          The Company is organized with central headquarters in Cypress, California. In addition to its fabrication facilities in Cypress, the Company operates four branch offices in Sacramento, CA; Phoenix, AZ; Chicago, IL and Atlanta Georgia. Visioneering also has two sales offices in Boston, MA and San Juan, Puerto Rico.

          Nature of business - The Company operates as a single source systems integrator with focused specialties in process control and factory automation. The Company primarily sells its products to its customers throughout the United States with a minor amount of sales internationally. Credit is extended to customers on an unsecured basis based on credit analysis performed by the Company.


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          Cash and Cash Equivalents - The Company considers all highly liquid monetary instruments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash in bank deposit accounts which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and equivalents.

          Property, Equipment and Leasehold Improvements - Depreciation of property, equipment and leasehold improvements is provided utilizing the straight-line method over the following estimated useful lives:

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




                                                                                YEARS
                                                                                -----
                          Furniture & Equipment                                  5-10
                          Vehicles                                                3-5
                          Leasehold Improvements                                  3-7

          Major renewals and betterments are capitalized while expenditures for maintenance and repairs are charged to expense as incurred.

          Income Recognition - The Company follows the percentage of completion method of accounting for all significant long-term contracts. The percentage of completion method of reporting income from contracts takes into account the cost, estimated earnings, and revenue to date on contracts not yet completed.

          The amount of revenue recognized is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of cost to complete. Contract costs included all labor and benefits, material unique to or installed in the project, subcontract costs, and allocations of indirect construction cost. Selling, general and administrative costs are charged to expenses as incurred.

          As long-term contracts extend over one or more years, revisions in estimates of costs and earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. Contracts which are substantially complete are considered closed for financial statement purposes. Revenue earned on contracts in progress in excess of billings is classified as a current assets. Amounts billed in excess of revenue earned are classified as a current liability.

          Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

          Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and other reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




          is required.

          Common Stock Issued For Services - The common stock issued for services is valued at their fair value. __________

          Impact of Recently Issued Standards - In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. The Company currently does not intend to adopt the fair value accounting prescribed by FAS 123, and will be subject only to the disclosure requirements prescribed by FAS 123. However, the Company intends to continue its analysis of FAS 123 and may elect to adopt its provisions in the future.

          Accrued Warranty Costs - Estimated warranty costs are provided for at the time of sale of the warranted product. The Company generally extends warranty coverage for one year from the time of sale.

          Concentrations of Credit Risk - Credit Risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions described below.

          Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, accounts payable, long-term debt, and other debt, approximates the carrying value in the consolidated financial statements at December 31, 1995.

          Reclassifications - Certain reclassifications have been made to the prior years' financial statements to conform to the current year's presentation. Such reclassifications had no effect on net income
          (loss).


3.        BASIS OF PRESENTATION:

          As shown in the accompanying financial statements, the Company incurred a net loss for 1995 of $1,500,563, and at December 31, 1995 had a $1,981,349 deficit in working capital and a $913,902 deficit in stockholders equity.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS





          These conditions raise substantial doubt about the Company's ability to continue as a going concern.

          Management believes that 1995 was a building year and that they have put into place an infrastructure, including personnel, to achieve future profitable operations. Additionally, subsequent to December 31, 1995 the Company was acquired by Topro, Inc. another systems integrator. No assurance, however, can be given, that these actions will return the Company to profitability. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


4.        ACCOUNTS RECEIVABLES:

          The following information summarizes accounts receivables:

                                                                                             DECEMBER 31,
                                                                                         --------------------
                                                                                                 1995
                                                                                         ---------------------
                 Contract receivables:
                         Completed contracts                                             $         178,938

                          Uncompleted contracts                                                  1,178,439
                                                                                         -----------------
                                                                                                 1,357,377
                 Less allowance for doubtful accounts                                              (80,000)
                                                                                         -----------------
                                                                                         $       1,277,377
                                                                                         =================

          The Company's contracts generally require certain benchmarks to be achieved before amounts under the contract can be billed. On fabrication work within the contract, the Company generally can invoice the customer at order reception, prior to commencing work and, finally upon shipment.


5.        CONTRACTS IN PROGRESS:

          The following information is applicable to uncompleted contracts:

                                                                                            DECEMBER 31,
                                                                                         ------------------
                                                                                                1995
                                                                                         ------------------


                  Costs incurred on uncompleted contracts                                $      3,504,347
                 Estimated earnings                                                             2,851,837
                                                                                         ----------------
                                                                                                6,356,184

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS





                 Less billings to date                                                          6,809,466
                                                                                         ----------------
                                                                                         $       (453,282)
                                                                                         ================

          These amounts are included in accompanying balance sheet under the following captions:


                                                                                            DECEMBER 31,
                                                                                          -----------------
                                                                                                1995
                                                                                          -----------------
                  Costs and estimated earnings in excess of
                           billings on uncompleted contracts                              $       289,729

                 Billings in excess of costs and estimated
                          earnings on uncompleted contracts                                       743,011
                                                                                          ---------------
                                                                                          $      (453,282)
                                                                                          ===============

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




6.        EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

          Equipment and leasehold improvements consist of the following at:


                                                                                            DECEMBER 31,
                                                                                         ---------------
                                                                                                1995
                                                                                         ------------------
           Furniture and fixtures                                                        $       903,400
          Equipment                                                                              865,012

          Leasehold improvements                                                                 435,389
          Vehicles                                                                                43,529
                                                                                         ---------------
                                                                                               2,247,330
          Less accumulated depreciation and amortization                                         988,076
                                                                                         ---------------
                                                                                         $     1,259,254
                                                                                         ===============


7.      LINE-OF-CREDIT AND LONG-TERM DEBT:

        Line-of-Credit - The Company has a $650,000 line-of-credit pursuant to a loan agreement with a financial institution, secured by a UCC-1 filing on substantially all assets of the Company. The terms include variable interest at the bank's prime rate (9.5% at December 31, 1995) plus 2%. The outstanding principal balance under the line-of-credit amounted to $550,000 as of December 31, 1995. The line originally expired April 4, 1996 and require monthly payment of interest only. The line-of-credit subsequently was extended to December 3, 1996 and requires principal reductions of $50,000 upon extension, $50,000 on July 15, 1996, and monthly principal reductions of $16,667 commencing June 30, 1996.

        Long-Term Debt - Long-term debt payable to related parties consists of the following:

                                                                                            DECEMBER 31,
                                                                                          -----------------
                                                                                                1995
                                                                                          -----------------
                 Note payable to the majority stockholders of the Company payable upon demand with interest at 8%.
                                                                                          $       50,000


                 Note payable to the parents of the majority stockholders of the
                 Company, interest only at  10% payable quarterly.
                                                                                                  20,000
                                                                                          --------------
                                                                                          $       70,000
                                                                                          ==============

          Long-term debt payable to financial institutions and other consist of the following:

                                                                                            DECEMBER 31,
                                                                                          -----------------
                                                                                                1995
                                                                                          -----------------
                  Term loan payable to a bank, with a variable
                  interest rate at prime (9.5% December 31, 1995) plus 2%,
                  collateralized by equipment and leasehold improvements, due on demand or if no demand, payable in monthly installments of $7,000
                  plus interest through April 1998.                                       $      195,417

                 Term loan payable to a bank, with a variable
                 interest adjusted quarterly based on prime (9.5% at December 31,
                 1996) plus 2.75%, collateralized by a second security interest on substantially all assets of the Company, 85% guaranteed by SBA and personally guaranteed by the two majority shareholders of the
                 Company, which personal guarantee is collateralized by a third trust deed on the shareholders' residence, payable in monthly principal and interest payments of $6,696, adjusted quarterly through September 2002.  The agreement prohibits the payment of dividends, acquisition of the Company's stock , bonus compensation to any officer of the Company, and purchase of fixed assets over
                 $25,000 annually, without prior written approval of the bank.  The
                 Company was not in compliance with the covenants at December 31,
                 1995 and through the date of the independent auditor's report.
                 Therefore, the entire outstanding loan balance has been classified
                 as a current liability at December 31, 1995.                                    344,930


                 Other notes payable, with interest of 9.5% with  aggregate monthly payments of approximately $6,300, and with maturities from June 1,
                 1996 to December 1, 1996.                                                        36,055
                                                                                          --------------

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




                                                                                            DECEMBER 31,
                                                                                          -----------------
                                                                                                1995
                                                                                          -----------------
                                                                                                 576,402
                 Less current maturities                                                         464,985
                                                                                          --------------


                                                                                          $      111,417
                                                                                          ==============




             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


        The principal payments on all notes payable and long-term debt as of December 31, 1995 are as follows:

                                             RELATED
                    YEAR                     PARTIES                  OTHER                    TOTAL
                    ----               -------------------     -------------------      -------------------
               1996                    $         70,000        $       464,985          $      534,985
               1997                                -                    84,000                  84,000
               1998                                -                       27,417                   27,417
                                       ----------------        ------------------       ------------------


                                       $         70,000        $           576,402      $           646,402
                                       ================        ===================      ===================


8.          INCOME TAXES:

            The actual income tax expense (benefit) differs from the "expected" tax expense (benefit) computed by applying the U.S. federal corporate income tax rate of 34% for each period as follows:


                                                                     FOR YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------------------
                                                               1995                               1994
                                                  -----------------------------      ------------------------------
                                                      AMOUNT           PERCENT           AMOUNT           PERCENT
                                                  --------------     -----------     -------------     -------------


          Computed "expected" tax expense
 (benefit)                                        $   (566,291)      (34.0)%         $    164,788            34.0%
    Refundable credits                                (136,000)        (8.1)                  -             -
          Nondeductible expense                         21,875          1.3                22,328            4 .6
Effect of valuation allowance                          453,474         27.2                      -          -
          Other                                         34,942          2.1                      -          -
          Effect of Internal Revenue Service
 examination                                            27,000          1.6                      -          -
                                                  ------------       ------          -------------     ---------


                                                  $   (165,000)        (9.9)%        $    187,116            38.6%
                                                  ============       ======          ============      ==========


             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




        Deferred tax assets (liabilities) as of December 31, 1995 and 1994 are comprised of the following:

                                                                              DECEMBER 31,
                                                                       -------------------------
                                                                          1995           1994
                                                                       ---------      ----------
         Deferred tax assets (liabilities):
             Trade receivables                                         $(384,000)     $  (783,000)
             Costs and earnings in excess of billings
               on uncompleted contracts                                  (76,000)        (392,000)
             Other                                                            -            (1,000)
                                                                       ---------      -----------
                  Total deferred liabilities                            (460,000)      (1,176,000)
                                                                       ---------      -----------

         Deferred tax assets:
             Accounts payable                                            328,000          503,000
             Billings in excess of costs and estimated
               earnings                                                  163,000          400,000
             Accrued expenses                                            326,000          213,000
             Net operating loss carryforward                              97,000               -
                                                                       ---------      -----------
                  Total deferred assets                                  914,000               -
             Valuation allowance for deferred tax assets                (454,000)              -
                                                                       ---------      -----------
                                                                         460,000        1,116,000
                                                                       ---------      -----------
         Net deferred tax asset (liability)                            $      -       $   (60,000)
                                                                       =========      ===========

        As of December 31, 1995, the Company has available net operating loss carryforwards for income tax purposes of approximately $534,000, which expire in various years through 2010. These net operating losses may be subject to annual limitations imposes by Internal Revenue Code due to a change in control of the Company as discussed in Note 13.

9.      STOCKHOLDERS' EQUITY (DEFICIT):

        Vision Engineering Corp. is a California Corporation which has only one class of stock authorized, that being common stock. Vision Engineering has 75,000 shares of no par value common stock authorized, and at December 31, 1995 had 12,683 shares issued and outstanding.

        Vision Fabrication, Inc. is a California Corporation which has only one class of stock authorized, that being common stock. Vision Fabrication, Inc. has 100,000 shares of no par value common stock authorized, and at December 31, 1995 had 1,000 shares issued and outstanding.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




        During the year ended December 31, 1995, the Company issued 2,031 shares of stock of Vision Engineering Corp. to five employees for services rendered. The stock was valued at the net book value of Vision Engineering Corp. on July 31, 1995.

        As a settlement of a lawsuit with a former employee, the Company repurchased 244 shares of Vision Engineering Corp. stock back in exchange for $134,244.


10.     BENEFIT PLANS:

        The Company has a profit-sharing plan that covers all full-time employees with 3 months of service who elect to enter the plan. At the option of the Board of Directors, an amount, not to exceed the allowable under the Internal Revenue Code of 1984, as amended, may be contributed to the plan. The Board did not approve a contribution for the year ended December 31, 1994. During 1995 the Company accrued a contribution of approximately $113,000.


11.     COMMITMENTS AND CONTINGENCIES:

        The Company leases equipment under leases which are classified as capital leases. The following is an analysis of leased equipment under capital leases at:

                                                                                            DECEMBER 31,
                                                                                          -----------------
                                                                                                1995
                                                                                          -----------------
        Equipment                                                                         $       231,194


        Accumulated amortization                                                                  (17,677)
                                                                                          ---------------


                                                                                          $       213,517
                                                                                          ===============

        Amortization on equipment under capital leases charged to expense in 1995 and 1994 was $17,677 and $0, respectively.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS




                The following is a schedule of future minimum lease payments for all leases:

                                                                          CAPITAL                 OPERATING
                 YEAR ENDED DECEMBER 31,                                  LEASES                    LEASES
   ---------------------------------------------------              ------------------      ---------------------
     1996                                                           $          75,566       $          312,239
     1997                                                                      66,164                  297,634

     1998                                                                      56,638                  258,199
     1999                                                                      38,840                  228,990
     2000                                                                      26,499                  237,516
     Thereafter                                                                 -                      138,551
                                                                    -----------------        -----------------
               Total minimum lease payments                                   263,707        $       1,473,129
                                                                                             =================


               Less amount representing interest                              (77,589)
                                                                    -----------------

               Present value of minimum lease payments                        186,118

               Less current portion                                           (44,733)
                                                                    -----------------
                                                                    $         141,385
                                                                    =================


            Rent expense for the years ended December 31, 1995 and 1994 was approximately $548,267 and $312,673 respectively.

            The Company is contingently liability for a loan on which a majority shareholder and former director is making payments. At December 31, 1995 the balance on the loan is approximately $21,000.


12.         CONCENTRATION OF CREDIT RISK:

            The Company operates in one industry segment and a geographic concentration exists because the Company's customers are generally located in the United States. During the year ended December 31, 1995, two individual customers each accounted for more than 10% of total revenue. One customer accounted for 18.5% of total revenue and the other for 13.1% of total revenue. Financial instruments that subject the Company to credit risk consist principally of accounts receivable, other receivables and costs and estimated earnings in excess of billings on uncompleted contracts.

            At December 31, 1995, such accounts totaled $1,687,198 and the Company has provided an allowance for doubtful accounts against accounts receivable only of $80,000. The Company performs periodic credit evaluations on its customers' financial condition and believes that the allowance for doubtful accounts is adequate.

             VISION ENGINEERING CORP. AND VISION FABRICATION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS





13.         SUBSEQUENT EVENTS:

            During March 1996, Visioneering Holding Corporation, a California corporation, was formed. Visioneering Holding Corp. subsequently acquired 100% of Vision Engineering Corp., and Vision Fabrication Inc. On May 17, 1996 Visioneering Holding Corp. was acquired by Topro Inc. by them agreeing to issue up to a maximum of 1,600,000 restricted shares of its common stock.